Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS SECOND QUARTER CONTINUING EPS OF $0.55 OR $668 MILLION VS. $0.23 OR $267 MILLION IN THE SECOND QUARTER OF 2009

•	SECURITIES SERVICING FEES UP 6% SEQUENTIALLY
•	$12 BILLION OF NET LONG-TERM ASSET INFLOWS IN 2Q10
•	CREDIT QUALITY IMPROVEMENT CONTINUES; PROVISION DOWN 43%; NPAs DOWN 12% SEQUENTIALLY
•	STRONG CAPITAL GENERATION

NEW YORK, July 20, 2010 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported second quarter income from continuing operations applicable to common shareholders of $668 million, or $0.55 per common share, compared with $267 million, or $0.23 per common share, in the second quarter of 2009 and $601 million, or $0.49 per common share, in the first quarter of 2010.

“Our focus on winning new business and providing exceptional client service resulted in solid growth in securities servicing fees and continued long-term asset inflows for our asset and wealth management businesses. Our conservative risk profile is reflected in our excellent credit quality and strong capital generation,” said Robert P. Kelly, chairman and chief executive officer of BNY Mellon.

“We continue to invest in our businesses. We just completed our Global Investment Servicing acquisition and expect to close on the acquisition of BHF’s German asset servicing operation in August. In addition, we received regulatory approval for the opening of our asset management joint venture in Shanghai, expanded our asset management licensing in Korea, and announced our agreement to acquire a wealth management firm in Toronto,” added Mr. Kelly.

Second Quarter Results – Unless otherwise noted, all comments begin with the results of the second quarter of 2010 and are compared to the second quarter of 2009, all information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for detailed business segment information.

Total revenue

Reconciliation of total revenue						2Q10 vs.
(dollar amounts in millions)	2Q10		1Q10		2Q09	2Q09	1Q10
Fee and other revenue – GAAP	$2,571		$2,549		$2,257
Less: Net securities gains (losses)	13		7		(256)
Total fee revenue – GAAP	2,558		2,542		2,513	2%	1%
Income from consolidated asset management funds, net of noncontrolling interests	32	(a)	41	(a)	–
Total fee revenue – Non-GAAP	2,590		2,583		2,513	3%	–%
Net interest revenue – GAAP	722		765		700
Total revenue excluding net securities gains (losses) – Non-GAAP	$3,312	(b)	$3,348	(b)	$3,213	3%	(1)%
(a)	Includes $29 million and $25 million previously reported as asset and wealth management fee revenue and $3 million and $16 million previously reported as investment income in the second and first quarters of 2010, respectively.
(b)	Total revenue on a GAAP basis was $3,358 million and $3,379 million in the second and first quarters of 2010 respectively.

•

Assets under custody and administration amounted to $21.8 trillion at June 30, 2010, an increase of 6% compared with the prior year and a decrease of 2% sequentially. The year-over-year increase reflects higher market values and net new business. The sequential decrease primarily reflects lower market values. Assets under management, excluding securities lending assets, amounted to $1.0 trillion at June 30, 2010. This represents an increase of 13% compared with the prior year and a 5% sequential decrease. The year-over-year increase was primarily due to the acquisition of Insight Investment Management (“Insight”) in the fourth quarter of 2009. The sequential decrease primarily reflects lower market values.

•

Securities servicing fees totaled $1.267 billion, a decrease of 2% year-over-year and an increase of 6% sequentially. An increase in asset servicing revenue, excluding securities lending fee revenue, compared with the second quarter of 2009, was partially offset by lower issuer and clearing services revenue which were negatively impacted by lower money market distribution fees. Sequentially, issuer services, asset servicing and clearing services revenue improved reflecting new business, higher transaction volumes and seasonality. Securities lending fee revenue totaled $46 million in the second quarter of 2010 compared with $97 million in the prior year period and $29 million sequentially. The year-over-year decrease reflects narrower spreads and lower loan balances while the sequential increase primarily reflects seasonality.

•

Asset and wealth management fees were $676 million in the second quarter of 2010. Adjusted for performance fees and income from consolidated asset management funds, net of noncontrolling interests, these fees totaled $686 million, an increase of 12% compared with the prior year period and a decrease of 1% sequentially (see page 11). The year-over-year increase reflects improved market values, the Insight acquisition and the impact of new business, partially offset by higher fee waivers and a reduction in fees due to money market outflows. Sequentially, the impact of new business was more than offset by lower market values.

•

Foreign exchange and other trading activities totaled $220 million compared with $237 million in the prior year period and $262 million in the first quarter of 2010. In the second quarter of 2010, foreign exchange revenue totaled $244 million, an increase of 39% sequentially, driven by increased volatility. The negative other trading revenue of $24 million in the second quarter of 2010 primarily relates to credit valuation adjustments (“CVA”) on derivatives due to widening spreads and lower fixed income trading revenue.

•

Investment income and Other income totaled $145 million, increasing $92 million year-over-year, and was unchanged sequentially. The year-over-year increase reflects positive foreign currency translations and lease residual gains, partially offset by lower seed capital revenue.

•

Net interest revenue (FTE) and the net interest margin were $727 million and 1.74% compared with $770 million and 1.89% sequentially. These declines primarily reflect our credit strategy to reduce targeted loan exposure, as well as reducing the duration of placements.

•	Investment securities pre-tax net gains totaled $13 million compared to a pre-tax net loss of $256 million in the second quarter of 2009 and a $7 million pre-tax net gain in the first quarter of 2010.

The provision for credit losses decreased to $20 million in the second quarter of 2010 compared with $35 million in the first quarter of 2010. During the second quarter of 2010, the total allowance for credit losses increased $7 million and net charge-offs totaled $13 million. Nonperforming assets at June 30, 2010 totaled $406 million, a decrease of $53 million, or 12%, compared with March 31, 2010 primarily due to repayments.

Total noninterest expense

Reconciliation of noninterest expense				2Q10 vs.
(dollar amounts in millions)	2Q10	1Q10	2Q09	2Q09	1Q10
Noninterest expense – GAAP	$2,332	$2,460	$2,383	(2)%	(5)%
Less: Special litigation reserves	N/A	164	N/A
FDIC special assessment	–	–	61
Restructuring charges	(15)	7	6
M&I expenses	14	26	59
Amortization of intangible assets	98	97	108
Total noninterest expense excluding special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and intangible amortization – Non-GAAP	$2,235	$2,166	$2,149	4%	3%

N/A – Not applicable.

•

Total noninterest expense (excluding special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and intangible amortization) (Non-GAAP) increased 4% compared with the prior year period and 3% sequentially. The increase compared with the prior year period was primarily driven by the impact of the Insight acquisition and higher incentive expenses. The sequential increase reflects higher support agreement charges resulting from a quarterly change in the market value of Lehman securities, the impact of the annual merit increase which was effective in the second quarter of 2010 and the U.K. bonus tax. Comparisons to both periods were also impacted by higher business development activity.

The effective tax rate was 30.2% in the second quarter of 2010.

The unrealized net of tax gain on our investment securities portfolio was $114 million at June 30, 2010 compared with an unrealized net of tax loss of $191 million at March 31, 2010. The improvement in the valuation of the investment securities portfolio was due to tightening credit spreads and a decline in interest rates.

Capital ratios (a)	June 30, 2010	March 31, 2010	June 30, 2009
Tier 1 capital ratio	13.5%	13.3%	12.5%
Total (Tier 1 plus Tier 2) capital ratio	17.2	17.2	16.0
Leverage capital ratio	6.6	6.5	7.6
Common shareholders’ equity to total assets ratio (b)	12.9	13.5	13.4
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (b)	6.3	6.1	4.8
Tier 1 common equity to risk-weighted assets ratio (b)	11.8	11.6	11.1
(a)	Includes discontinued operations. Preliminary.
(b)	See the Supplemental information section beginning on page 10 for a calculation of these ratios.

Declaration of quarterly dividend – On July 20, 2010, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.09 per common share. This cash dividend is payable on Aug. 10, 2010 to shareholders of record as of the close of business on July 30, 2010.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has $21.8 trillion in assets under custody and administration and $1.0 trillion in assets under management, services $11.6 trillion in outstanding debt and processes global payments averaging $1.5 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available at www.bnymellon.com.

Supplemental Financial Information

The Quarterly Earnings Review and supplemental financial trends for The Bank of New York Mellon Corporation have been updated through June 30, 2010 and are available at www.bnymellon.com (Investor Relations—Financial Reports).

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 20, 2010. This conference call and audio webcast will include forward-looking statements and may include other material information. Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (210) 838-9221 (International) Passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on July 20, 2010. Replays of the conference call and audio webcast will be available beginning July 20, 2010 at approximately 2 p.m. EDT through Tuesday, Aug. 3, 2010 by dialing (866) 360-7726 (U.S.) or (203) 369-0178 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended			Year to date
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Continuing operations
Return on common equity (annualized) (a)	8.8%	8.2%	4.0%	8.5%	4.9%
Non-GAAP adjusted (a)	9.5%	10.6%	6.6%	10.0%	8.6%
Return on tangible common equity (annualized) – Non-GAAP (a)	25.8%	25.8%	18.4%	25.7%	23.2%
Non-GAAP adjusted (a)	25.5%	30.2%	24.0%	27.7%	33.3%
Fee and other revenue as a percent of total revenue	77%	75%	76%	76%	75%
Annualized fee revenue per employee (based on average headcount) (in thousands)	$241	$244	$241	$243	$238
Percent of non-U.S. fee and net interest revenue including non- controlling interests related to consolidated asset management funds	35%	34%	31%	35%	30%
Pre-tax operating margin (a)	30%	26%	17%	28%	18%
Non-GAAP adjusted (a)	32%	34%	31%	33%	32%
Net interest margin (FTE)	1.74%	1.89%	1.80%	1.82%	1.84	% (b)

Selected average balances
Interest-earning assets	$167,119	$163,429	$157,265	$165,285	$162,318	(c)
Assets of operations	$216,801	$212,685	$208,533	$214,755	$214,294
Total assets	$228,841	$225,415	$208,533	$227,138	$214,294
Interest-bearing deposits	$99,963	$101,034	$98,896	$100,496	$100,430	(c)
Noninterest-bearing deposits	$34,628	$33,330	$32,852	$33,983	$37,924	(c)
Total The Bank of New York Mellon Corporation shareholders’ equity	$30,434	$29,715	$28,934	$30,076	$28,458

Average common shares and equivalents outstanding (in thousands):
Basic	1,204,557	1,202,533	1,171,081	1,203,554	1,158,649
Diluted	1,208,830	1,206,286	1,174,466	1,207,578	1,160,620

Period-end data
Assets under management (in billions)	$1,047	$1,105	$926	$1,047	$926
Assets under custody and administration (in trillions)	$21.8	$22.4	$20.7	$21.8	$20.7
Cross-border assets (in trillions)	$8.3	$8.8	$7.8	$8.3	$7.8
Market value of securities on loan (in billions) (d)	$248	$253	$290	$248	$290

Employees	42,700	42,300	41,800	42,700	41,800

Book value per common share – GAAP (a)	$25.04	$24.47	$22.68	$25.04	$22.68
Tangible book value per common share – Non-GAAP (a)	$9.33	$8.69	$6.60	$9.33	$6.60
Cash dividends per common share	$0.09	$0.09	$0.09	$0.18	$0.33
Closing common stock price per common share	$24.69	$30.88	$29.31	$24.69	$29.31
Market capitalization	$29,975	$37,456	$35,255	$29,975	$35,255
(a)	See Supplemental information beginning on page 10 for a calculation of these ratios.
(b)	Calculated on a continuing operations basis, even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.
(c)	Excludes the impact of discontinued operations.
(d)	Represents the securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended					Year to date
(in millions)	June 30, 2010		March 31, 2010		June 30, 2009	June 30, 2010		June 30, 2009
Fee and other revenue
Securities servicing fees:
Asset servicing	$668		$637		$671	$1,305		$1,280
Issuer services	354		333		372	687		736
Clearing services	245		230		250	475		503
Total securities servicing fees	1,267		1,200		1,293	2,467		2,519
Asset and wealth management fees	676		678		637	1,354		1,253
Foreign exchange and other trading activities	220		262		237	482		544
Treasury services	125		131		132	256		257
Distribution and servicing	77		76		107	153		218
Financing-related fees	48		50		54	98		102
Investment income	72		108		44	180		27
Other	73		37		9	110		24
Total fee revenue	2,558		2,542		2,513	5,100		4,944
Net securities gains (losses)	13		7		(256)	20		(551)
Total fee and other revenue	2,571		2,549		2,257	5,120		4,393
Operations of consolidated asset management funds
Investment income	188		155		–	343		–
Interest of asset management fund note holders	123		90		–	213		–
Income of consolidated asset management funds	65		65		–	130		–
Net interest revenue
Interest revenue	862		883		845	1,745		1,824
Interest expense	140		118		145	258		349
Net interest revenue	722		765		700	1,487		1,475
Provision for credit losses	20		35		61	55		120
Net interest revenue after provision for credit losses	702		730		639	1,432		1,355
Noninterest expense
Staff	1,234		1,220		1,153	2,454		2,322
Professional, legal and other purchased services	256		241		237	497		474
Net occupancy	143		137		142	280		281
Distribution and servicing	106		109		106	215		213
Software	91		94		93	185		174
Furniture and equipment	71		75		76	146		153
Business development	68		52		49	120		93
Sub-custodian	65		52		60	117		99
Other	201		350		294	551		496
Subtotal	2,235		2,330		2,210	4,565		4,305
Amortization of intangible assets	98		97		108	195		215
Restructuring charges	(15)		7		6	(8)		16
Merger and integration expenses	14		26		59	40		127
Total noninterest expense	$2,332		$2,460		$2,383	$4,792		$4,663
Income
Income from continuing operations before income taxes	1,006		884		513	1,890		1,085
Provision for income taxes	304		258		12	562		173
Income from continuing operations	702		626		501	1,328		912
Discontinued operations:
Loss from discontinued operations	(16)		(70)		(144)	(86)		(209)
Benefit for income taxes	(6)		(28)		(53)	(34)		(77)
Loss from discontinued operations, net of tax	(10)		(42)		(91)	(52)		(132)
Net income	692		584		410	1,276		780
Net (income) loss attributable to noncontrolling interests	(34	)(a)	(25	)(a)	2	(59	)(a)	1
Redemption charge and preferred dividends	–		–		(236)	–		(283)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$658		$559		$176	$1,217		$498
(a)	Includes $33 million for the second quarter of 2010, $24 million for the first quarter of 2010 and $57 million for the first six months of 2010, related to consolidated asset management funds.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement—continued

Earnings per common share applicable to the common shareholders of The Bank of New York Mellon Corporation (a)	Quarter ended			Year to date
(in dollars)	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Basic:
Net income from continuing operations	$0.55	$0.50	$0.23	$1.04	$0.54
Net loss from discontinued operations	(0.01)	(0.04)	(0.08)	(0.04)	(0.11)
Net income applicable to common stock	$0.54	$0.46	$0.15	$1.00	$0.43
Diluted:
Net income from continuing operations	$0.55	$0.49	$0.23	$1.04	$0.54
Net loss from discontinued operations	(0.01)	(0.03)	(0.08)	(0.04)	(0.11)
Net income applicable to common stock	$0.54	$0.46	$0.15	$1.00	$0.43
(a)	Basic and diluted earnings per share under the two-class method were calculated after deducting earnings allocated to participating securities of $2 million in the second quarter of 2009, $5 million in the first quarter of 2010, $7 million in the second quarter of 2010, $12 million in the first six months of 2010 and $5 million in the first six months of 2009.

Reconciliation of net income from continuing operations applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year to date
(in millions)	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net income from continuing operations	$702	$626	$501	$1,328	$912
Net (income) loss attributable to noncontrolling interests	(34)	(25)	2	(59)	1
Redemption charge and preferred dividends	–	–	(236)	–	(283)
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	668	601	267	1,269	630
Net loss from discontinued operations	(10)	(42)	(91)	(52)	(132)
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation	$658	$559	$176	$1,217	$498

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	June 30, 2010	Dec. 31, 2009
Assets
Cash and due from:
Banks	$3,569	$3,732
Interest-bearing deposits with the Federal Reserve and other central banks	21,579	7,362
Interest-bearing deposits with banks	53,396	56,302
Federal funds sold and securities purchased under resale agreements	4,453	3,535
Securities:
Held-to-maturity (fair value of $3,698 and $4,240)	3,742	4,417
Available-for-sale (June 30, 2010 includes $580 previously securitized)	49,834	51,632
Total securities	53,576	56,049
Trading assets	7,393	6,001
Loans	37,147	36,689
Allowance for loan losses	(542)	(503)
Net loans	36,605	36,186
Premises and equipment	1,548	1,602
Accrued interest receivable	524	639
Goodwill	16,106	16,249
Intangible assets	5,354	5,588
Other assets	17,988	16,737
Assets of discontinued operations	342	2,242
Subtotal assets of operations	222,433	212,224
Assets of consolidated asset management funds, at fair value:
Securities available-for-sale	5	–
Trading assets	543	–
Loans	12,070	–
Other assets	642	–
Subtotal assets of consolidated asset management funds, at fair value	13,260	–
Total assets	$235,693	$212,224
Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$42,185	$33,477
Interest-bearing deposits in domestic offices	32,994	32,944
Interest-bearing deposits in foreign offices	68,488	68,629
Total deposits	143,667	135,050
Federal funds purchased and securities sold under repurchase agreements	2,712	3,348
Trading liabilities	8,323	6,396
Payables to customers and broker-dealers	10,200	10,721
Commercial paper	7	12
Other borrowed funds	2,013	477
Accrued taxes and other expenses	4,645	4,484
Other liabilities (including allowance for lending related commitments of $103 and $125)	3,995	3,891
Long-term debt	16,754	17,234
Liabilities of discontinued operations	–	1,608
Subtotal liabilities of operations	192,316	183,221
Liabilities and obligations of consolidated asset management funds, at fair value	12,272	–
Total liabilities	204,588	183,221
Equity
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,215,948,532 and 1,208,861,641 common shares	12	12
Additional paid-in capital	22,073	21,917
Retained earnings	9,875	8,912
Accumulated other comprehensive loss, net of tax	(1,509)	(1,835)
Less: Treasury stock of 1,906,851 and 1,026,927 common shares, at cost	(55)	(29)
Total The Bank of New York Mellon Corporation shareholders’ equity	30,396	28,977
Noncontrolling interests	43	26
Noncontrolling interests of consolidated asset management funds	666	–
Total equity	31,105	29,003
Total liabilities and equity	$235,693	$212,224

Nonperforming assets

Nonperforming assets (dollar amounts in millions)	June 30, 2010		March 31, 2010		June 30, 2009
Loans:
Other residential mortgages	$229		$204		$163
Wealth management	62		58		63
Commercial real estate	49		50		63
Commercial	40		40		43
Financial institutions	20		102		39
Foreign	–		–		1
Total nonperforming loans	400		454		372
Other assets owned	6		5		6
Total nonperforming assets	$406	(a)	$459	(a)	$378
Nonperforming loans ratio	1.1%		1.4%		1.0%
Allowance for loan losses/nonperforming loans	135.5		114.5		116.7
Total allowance for credit losses/nonperforming loans	161.3		140.5		141.4
(a)	The adoption of SFAS No. 167 (ASC 810) resulted in BNY Mellon consolidating loans of consolidated asset management funds of $12.1 billion at June 30, 2010 and $11.3 billion at March 31, 2010. Included in these loans are $131 million and $150 million of nonperforming loans, respectively. These loans are not part of BNY Mellon’s loan portfolio. As a result, the nonperforming loans of consolidated asset management funds are excluded from the nonperforming assets of BNY Mellon. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses.

Nonperforming assets decreased $53 million compared with March 31, 2010. The decrease primarily resulted from repayments by financial institutions, partially offset by the addition of other residential mortgages.

Discontinued operations

On Jan. 15, 2010, BNY Mellon sold Mellon United National Bank (“MUNB”), its national bank subsidiary located in Florida. We have applied discontinued operations accounting to this business. The income statements for all periods in this Earnings Release are presented on a continuing operations basis. This business, which was previously reported in the Other segment, no longer fit our strategic focus on our asset management and securities servicing businesses. In the second quarter of 2010, we recorded an after-tax loss on discontinued operations of $10 million primarily reflecting lower of cost or market write-downs on the retained loans held for sale.

Consolidated net income applicable to common shareholders, including discontinued operations

Net income applicable to common shareholders, including discontinued operations, totaled $658 million, or $0.54 per common share, in the second quarter of 2010 compared with $176 million, or $0.15 per common share, in the second quarter of 2009 and $559 million, or $0.46 per common share, in the first quarter of 2010.

Regulatory Reform

In July 2010, Congress enacted regulatory reform legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act, which the President is expected to sign into law on July 21, 2010. This new law broadly affects the financial services industry by establishing a framework for systemic risk oversight, creating a resolution authority, mandating higher capital and liquidity requirements, requiring banks to pay increased fees to regulatory agencies and containing numerous other provisions aimed at strengthening the sound operation of the financial services sector. Many aspects of the law are subject to further rulemaking and will take effect over several years, making it difficult to anticipate the overall financial impact to BNY Mellon or across the industry.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible total assets of operations is a measure of capital strength that provides additional useful information to investors supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 capital ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses) and noncontrolling interests related to consolidated asset management funds and expense measures which exclude special litigation reserves taken in the first quarter of 2010, restructuring charges, M&I expenses, the FDIC special assessment and intangible amortization expenses; and measures which utilize net income excluding tax items such as benefit of tax settlement. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses primarily relate to the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these sectors is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. Management of the investment securities portfolio is a shared service contained in the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors with the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated asset management funds, net of noncontrolling interests related to the consolidation of certain asset management funds, permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding the benefit of tax settlements permits investors to calculate the tax impact of BNY Mellon’s primary businesses.

In this Earnings Release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business segment basis.

Asset and wealth management fee revenue				2Q10 vs.
(dollars in millions)	2Q10	1Q10	2Q09	1Q10	2Q09
Asset and wealth management fee revenue	$676	$678	$637	–%	6%
Less: Performance fees	19	13	26
Add: Revenue from consolidated asset management funds, net of noncontrolling interests	29	25	–
Asset and wealth management fee revenue excluding performance fees	$686	$690	$611	(1)%	12%

Income from consolidated asset management funds, net of noncontrolling interests
(in millions)	2Q10	1Q10
Operations of consolidated asset management funds	$65	$65
Noncontrolling interests of consolidated asset management funds	33	24
Income from consolidated asset management funds, net of noncontrolling interests	$32	$41

Asset servicing revenue
(in millions)	2Q10	1Q10	2Q09
Asset servicing revenue	$668	$637	$671
Less: Securities lending fee revenue	46	29	97
Asset servicing revenue excluding securities lending fee revenue	$622	$608	$574

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	2Q10	1Q10	2Q09	YTD10	YTD09
Income (loss) from continuing operations before income taxes – GAAP	$1,006	$884	$513	$1,890	$1,085
Less: Net securities gains (losses)	13	7	(256)	20	(551)
Noncontrolling interests of consolidated asset management funds	33	24	–	57	–
Add: Special litigation reserves	N/A	164	N/A	164	N/A
FDIC special assessment	–	–	61	–	61
Restructuring charges	(15)	7	6	(8)	16
M&I expenses	14	26	59	40	127
Intangible amortization	98	97	108	195	215
Income (loss) from continuing operations before income taxes excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and intangible amortization – Non-GAAP	$1,057	$1,147	$1,003	$2,204	$2,055

Fee and other revenue – GAAP	$2,571	$2,549	$2,257	$5,120	$4,393
Income of consolidated asset management funds – GAAP	65	65	–	130	–
Net interest revenue – GAAP	722	765	700	1,487	1,475
Total revenue – GAAP	3,358	3,379	2,957	6,737	5,868
Less: Net securities gains (losses)	13	7	(256)	20	(551)
Noncontrolling interests of consolidated asset management funds	33	24	–	57	–
Total revenue excluding net securities gains (losses) and noncontrolling interests of consolidated asset management funds – Non-GAAP	$3,312	$3,348	$3,213	$6,660	$6,419

Pre-tax operating margin (a)	30%	26%	17%	28%	18%
Pre-tax operating margin excluding net securities gains (losses), noncontrolling interests of consolidated asset management funds, special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and intangible amortization – Non-GAAP (a)	32%	34%	31%	33%	32%

(a)	Income (loss) before taxes divided by total revenue.

N/A – Not applicable,

Return on common equity and tangible common equity – continuing operations
(dollars in millions)	2Q10	1Q10	2Q09	YTD10	YTD09
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$658	$559	$176	$1,217	$498
Less: Discontinued operations income (loss), net of tax	(10)	(42)	(91)	(52)	(132)
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	668	601	267	1,269	630
Add: Intangible amortization	60	62	67	122	133
Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	728	663	334	1,391	763
Less: Net securities gains (losses)	8	5	(161)	13	(344)
Add: Special litigation reserves	N/A	98	N/A	98	N/A
FDIC special assessment	–	–	36	–	36
Restructuring charges	(9)	5	4	(4)	11
M&I expenses	9	16	36	25	77
Benefit of tax settlements	–	–	(134)	–	(134)
Net income from continuing operations excluding intangible amortization, net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP	$720	$777	$437	$1,497	$1,097

Average common shareholders’ equity	$30,434	$29,715	$26,566	$30,076	$25,881
Less: Average goodwill	16,073	16,143	15,989	16,108	15,913
Average intangible assets	5,421	5,513	5,673	5,466	5,713
Add: Deferred tax liability – tax deductible goodwill	746	720	643	746	643
Deferred tax liability – non-tax deductible intangible assets	1,649	1,660	1,743	1,649	1,743
Average tangible common shareholders’ equity – Non-GAAP	$11,335	$10,439	$7,290	$10,897	$6,641

Return on common equity– GAAP (a)	8.8%	8.2%	4.0%	8.5%	4.9%
Return on common equity excluding intangible amortization, net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP (a)	9.5%	10.6%	6.6%	10.0%	8.6%

Return on tangible common equity – Non-GAAP (a)	25.8%	25.8%	18.4%	25.7%	23.2%
Return on tangible common equity excluding net securities gains (losses), special litigation reserves, FDIC special assessment, restructuring charges, M&I expenses and benefit of tax settlements – Non-GAAP (a)	25.5%	30.2%	24.0%	27.7%	33.3%

(a)	Annualized.

N/A – Not applicable.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	June 30, 2010	March 31, 2010	June 30, 2009
Common shareholders’ equity at period end – GAAP	$30,396	$29,683	$27,276
Less: Goodwill	16,106	16,077	16,040
Intangible assets	5,354	5,449	5,677
Add: Deferred tax liability – tax deductible goodwill	746	720	643
Deferred tax liability – non-tax deductible intangible assets	1,649	1,660	1,743
Tangible common shareholders’ equity at period end – Non-GAAP	$11,331	$10,537	$7,945

Total assets at period end – GAAP	$235,693	$220,551	$203,012
Less: Assets of consolidated asset management funds	13,260	12,568	–
Total assets of operations – Non-GAAP	222,433	207,983	203,012
Less: Goodwill	16,106	16,077	16,040
Intangible assets	5,354	5,449	5,677
Cash on deposit with the Federal Reserve and other central banks (a)	21,548	14,709	16,458
Tangible total assets of operations at period end – Non-GAAP	$179,425	$171,748	$164,837

Common shareholders’ equity to total assets – GAAP	12.9%	13.5%	13.4%
Tangible common shareholders’ equity to tangible total assets of operations – Non-GAAP	6.3%	6.1%	4.8%

Period end common shares outstanding (in thousands)	1,214,042	1,212,941	1,202,828

Book value per common share	$25.04	$24.47	$22.68
Tangible book value per common share – Non-GAAP	$9.33	$8.69	$6.60
(a) Assigned a zero percent risk weighting by the regulators.
Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	June 30, 2010	March 31, 2010	June 30, 2009
Total Tier 1 capital	$13,857	$13,426	$15,044
Less: Trust preferred securities	1,663	1,667	1,691
Total Tier 1 common equity	$12,194	$11,759	$13,353

Total risk-weighted assets	$102,969	$101,197	$120,566

Tier 1 common equity to risk-weighted assets ratio	11.8%	11.6%	11.1%
(a)	On a regulatory basis.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to the economic outlook, reinvestment in our businesses, intended acquisitions and joint ventures, including the expected impact on earnings and the timing of anticipated closing, and our preliminary assessment of the impact of regulatory reform legislation. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings release speak only as of July 20, 2010 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.